                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                              TELEFLEX INCORPORATED

                                   ARTICLE I

                                     OFFICES

1.1. Registered Office. The registered office of the Company within the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent shall be CSC-The United States Corporation Company.

1.2. Other Offices. The Company may also have offices and places of business at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                                  STOCKHOLDERS

2.1.  Meetings.

      2.1.1. Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

      2.1.2. Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

      2.1.3. Special Meetings. Special meetings of the stockholders may be called at any time by the board of directors. Stockholders shall not be entitled to call a special meeting of the stockholders.

      2.1.4. Quorum. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, at which time any business may be transacted which might have been transacted at the meeting as originaly noticed. If after any such adjournment the board of directors shall fix a new record date for the adjourned meeting or if the adjournment is for more than 30 days, a notice of such adjourned meeting shall be given as provided in Section 2.1.6 of these amended and restated bylaws.

      2.1.5. Voting Rights. Except as otherwise provided herein, in the restated certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company that is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

      2.1.6. Notice of Meetings; Waiver.

            (a) Written notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than 10 nor more than 60 days prior to the meeting, either personally, by mail or by electronic transmission as permitted by law, by or at the direction of the board of directors, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposit in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Company.

            (b) No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.2.  Notice of Stockholder Business and Nominations.

      2.2.1. Annual Meetings of Stockholders.

            (a) Nominations of persons for election to the board of directors of the Company and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) by or at the direction of the board of directors, or (ii) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (b), (c) and (d) of this Section 2.2.1 and who was a stockholder of record at the time such notice is delivered to the secretary or any assistant secretary of the Company.

            (b) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (ii) of paragraph (a) of this Section 2.2.1, the stockholder must have given timely notice thereof in writing to the secretary or any assistant secretary of the Company. To be timely, a stockholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Company's proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 10 days following the earlier of the day on which notice of the meeting date was mailed and the public announcement of such meeting date. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

            (c) For nominations, such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of stock of the Company that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on the Company's stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class, series and number of shares of stock of the Company beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. The secretary or any assistant secretary shall deliver each such stockholder's notice that has been timely received to the board of directors or a committee designated by the board of directors for review.

            (d) As to any other business that the stockholder proposes to bring before the meeting, such stockholder's notice shall set forth (A) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (B) the name, business address and residential address, as they appear on the Company's stock transfer books, of such stockholder proposing such business, (C) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (D) the class, series and number of shares of stock of the Company beneficially owned by the stockholder and (E) any material interest of the stockholder in such business. The secretary or any assistant secretary shall deliver each such stockholder's notice that has been timely received to the board of directors or a committee designated by the board of directors for review.

      2.2.2. Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Company's notice of meeting pursuant to Section 2.1.6 of these bylaws shall be conducted at such meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting by or at the direction of the board of directors. Nominations by stockholders of persons for election to the board of directors may be made at such special meeting of stockholders if the stockholder's notice as required by Section 2.2.1(c) of these bylaws shall be delivered to the secretary or any assistant secretary at the principal executive offices of the Company not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

      2.2.3. General.

            (a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. Except as otherwise provided by law, the restated certificate of incorporation or herein, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall be disregarded.

            (b) For purposes of these bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

            (c) Notwithstanding the foregoing provisions of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these bylaws shall be deemed to affect any right of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      2.2.4. No Stockholder Action by Written Consent or Telephone Conference. Any action required or permitted to be taken by the stockholders of the Compay must be effected at a duly called annual or special meeting of the stockholders of the Company, and the ability of the stockholders to consent in writing or by telephone to the taking of any action is specifically denied.

                                   ARTICLE III

                                    DIRECTORS

3.1. * Number; Qualification; Term of Office. The number of directors constituting the entire board of directors shall not be less than 6 nor more than 15, the exact number of directors to be fixed from time to time only by the determination of a majority of the entire board. The notice of annual meeting of stockholders each year shall include a statement as to the number of directors who will constitute the entire board of directors as so determined.

      The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1979; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1980; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1981; or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

      *Interpretative note: For purposes of coordination with the Company's restated certificate of incorporation, the above Section 3.1 represents the section 5.1 of Article 5 of the Company's bylaws referenced in Article SIXTH of the Company's restated certificate of incorporation.

3.2. Election. Except as otherwise provided in the restated certificate of incorporation or by law, at each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes cast in such election.

3.3. Meetings.

      3.3.1. Place. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

      3.3.2. Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

      3.3.3. Special Meetings. Special meetings of the board of directors may be called by direction of the chairman of the board or president or any two members of the board on five days' notice to each director, either personally, by mail or by electronic transmission.

      3.3.4. Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

      3.3.5. Voting. Except as otherwise provided herein, in the restated certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

      3.3.6. Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the restated certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee, except that no such committee shall be empowered to act on behalf of the board of directors (i) to fix the number of directors to constitute the full board pursuant to Section 3.1 of these bylaws,
(ii) approve any transaction described in Article FIFTH of the Company's restated certificate of incorporation pursuant to paragraph (2) thereof, (iii) to remove any director pursuant to Article SEVENTH of the Company's restated certificate of incorporation, or (iv) to amend these bylaws.

3.4. Removal of Directors. Except as otherwise provided by law or the restated certificate of incorporation, any director may be removed at any time, but only for cause upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors at any meeting of such stockholders, including meetings called expressly for that purpose, and at which a quorum of stockholders is present; and the vacancy in the board caused by any such removal may be filled by the board of directors in the manner provided in Section 3.5 of this Article III.

3.5. * Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors becoming effective otherwise than at a meeting of stockholders and vacancies occurring in the board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the board. Newly created directorships shall be assigned by the board to one of the classes described in Section 3.1. The person so elected to fill such directorship shall hold office until the expiration of the term of the class to which such directorship has been assigned and until such person's succesor shall be duly elected and qualified or until such person's earlier death, resignation or removal. A director elected to fill a vacancy shall be elected to hold office until the expiration of the term of the class to which he has been elected and until his successor shall be duly elected and qualified or until his earlier death, resignation or removal.

      *Interpretative note: For purposes of coordination with the Company's restated certificate of incorporation, the above Section 3.5 represents the section 5.3 of Article 5 of the Company's bylaws referenced in Article SIXTH of the Company's restated certificate of incorporation.

                                   ARTICLE IV

                                    OFFICERS

4.1. Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a chairman of the board who may, but shall not be required to, be the chief executive officer, one or more presidents, treasurer, secretary and such other officers as it deems advisable.

4.2. Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. The chief executive officer and shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders and the other officers shall have the duties customarily related to their respective offices.

4.3. Tenure and Removal. The officers of the Company shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the board of directors, and any officer elected or appointed by the board of directors may be removed at any time by the board of directors for cause or without cause at any regular or special meeting.

                                    ARTICLE V

                                 INDEMNIFICATION

5.1. Nature of Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The indemnification provided in this Article V could involve indemnification for negligence or under theories of strict liability. In the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) the indemnification of a director or officer shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 5.5 of these bylaws, the Company shall not be obligated to indemnify a director or officer of the Company in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the board of directors.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

5.2. Successful Defense. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 of these bylaws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

5.3. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Company under Section 5.1 of these bylaws (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 5.1 of these bylaws. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

5.4. Advance Payment of Expenses. The right to indemnification conferred in this
Article V shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under Sections 5.1, 5.2, and 5.3 who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article V and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article V or otherwise. The Board of Directors may authorize the Company's counsel to represent such present or former Director or officer in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

5.5. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Company under Sections 5.1, 5.2, and 5.3 of these bylaws, or advance of costs, charges and expenses to a director or officer under Section 5.4 of these bylaws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Company that the director or officer is entitled to indemnification pursuant to this Article is required, and the Company fails to respond within sixty days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5.4 of these bylaws where the required undertaking, if any, has been received by or tendered to the Company) that the claimant has not met the standard of conduct set forth in Section 5.1 of these bylaws, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 5.1 of these bylaws, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

5.6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director or officer who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director or officer.

      The indemnification and the advancement and payment of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, common or statutory law, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.7. Insurance. The Company shall purchase and maintain insurance, at its expense, to protect the Company and any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic Company, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any expense, liability, or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

5.8. Severability. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each director or officer or any other person indemnified pursuant to this Article V as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

5.9. Appearance as a Witness. Notwithstanding any other provision of this
Article V, the Company shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

5.10. Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article V; and, the Company may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Company but who are or were serving at the request of the Company as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers of the Company under this Article V.

5.11. Certain Defined Terms. For purposes of this Article V, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, trustees, employees or agents, so that any person who is or was a director, officer, trustee, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, trustee, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, trustee, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company for purposes of this Article V.

                                   ARTICLE VI

                         TRANSFER OF SHARE CERTIFICATES

            Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

                                  ARTICLE VII*

                                   AMENDMENTS

            Except as may be provided in the Certificate of Incorporation of the Company (or any restatement thereof), these by-laws may be altered or repealed at any annual or special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such annual or special meeting, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within 60 days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.

      *Interpretative note: For purposes of coordination with the Company's restated certificate of incorporation, the above Article VII represents the section 13.1 of Article 13 of the Company's bylaws referenced in Article SIXTH of the Company's restated certificate of incorporation.